Exhibit-10.2
EXECUTION VERSION
CONSENT, WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS CONSENT, WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 15, 2006 by and among COMSYS SERVICES LLC, a Delaware limited liability company (“COMSYS Services”), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation (“COMSYS IT”), PURE SOLUTIONS, INC., a California corporation (“Pure Solutions”; COMSYS Services, COMSYS IT and Pure Solutions are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT PARTNERS, INC., a Delaware corporation (“Holdings”), PFI LLC, a Delaware limited liability company (“PFI”), COMSYS IT CANADA, INC., a North Carolina corporation (“COMSYS Canada”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the “Funds Administrator”), the financial institutions from time to time parties thereto (the “Lenders”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as administrative agent (the “Agent”), Sole Bookrunner and Sole Lead Arranger, ING CAPITAL LLC, as co-documentation agent and as a Lender, ALLIED IRISH BANKS PLC, as co-documentation agent and as a Lender, BMO CAPITAL MARKETS FINANCING, INC. (individually, “BMO”), as co-documentation agent (together with ING Capital LLC and Allied Irish Banks PLC, the “Co-Documentation Agents”) and as a Lender, and GMAC COMMERCIAL FINANCE LLC, as syndication agent (the “Syndication Agent”) and as a Lender.
W I T N E S S E T H:
     WHEREAS, the Borrowers, Holdings, PFI, COMSYS Canada, the Agent, the Co-Documentation Agents, the Syndication Agent and each Lender are parties to that certain Credit Agreement dated as of December 14, 2005 (as the same has been and may further be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers have requested, among other things, that the Lenders (a) increase the Revolving Loan Commitment by $25,000,000, (b) increase the Term Loan by $7,944,685.60, with the proceeds of such increase to be used by Borrowers on the date hereof, together with proceeds of the Revolving Loans made on the date hereof, to prepay a portion of the outstanding principal amount of the Second Lien Term Loan in an amount equal to $70,000,000 plus all accrued and unpaid interest on such prepaid principal and any applicable prepayment premiums associated with such prepayment (the “Second Lien Term Loan Prepayment”), (c) consent to the Second Lien Term Loan Prepayment and (d) amend the Credit Agreement in certain other respects;
     WHEREAS, in addition to the foregoing, the Credit Parties that are a party hereto have informed the Agent and the Lenders that Holdings in the future may elect to issue shares of common stock of Holdings (the “Contemplated Equity Issuance”), and in connection therewith make a Holdings Intercompany Loan to COMSYS IT in an amount equal to the Net Cash Proceeds thereof, to be substantially contemporaneously used by COMSYS IT to prepay all or any portion of the then outstanding principal amount of the Second Lien Term Loan plus all accrued and unpaid interest on such prepaid principal and any applicable prepayment premiums associated with such prepayment (the “Subsequent Second Lien Term Loan Prepayment”)

and, in connection therewith, the Borrowers have also requested that the Lenders (a) waive the mandatory prepayment that would be required pursuant to Section 2.1(c)(iii) of the Credit Agreement as a result of the Contemplated Equity Issuance and (b) consent to the Subsequent Second Lien Term Loan Prepayment; and
     WHEREAS, the Agent and the Lenders agree to accommodate such requests of the Credit Parties, on the terms and subject to the conditions herein set forth.
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     2. Amendments. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is amended as set forth in this Section 2:
     (a) Preamble. The Preamble to the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“CREDIT AGREEMENT dated as of December 14, 2005 among COMSYS SERVICES LLC, a Delaware limited liability company and successor by merger to Venturi Technology Partners, LLC (“COMSYS Services”), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation and successor by merger to COMSYS Holding, Inc. (“COMSYS IT”), PURE SOLUTIONS, INC., a California corporation (“Pure Solutions”; COMSYS Services, COMSYS IT and Pure Solutions are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT PARTNERS, INC., a Delaware corporation (“Holdings”), PFI LLC, a Delaware limited liability company (“PFI”), COMSYS IT CANADA, INC., a North Carolina corporation, COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the “Funds Administrator”), the financial institutions from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as administrative agent (the “Agent”), Sole Bookrunner and Sole Lead Arranger, ING CAPITAL LLC, as co-documentation agent and as a Lender, BMO CAPITAL MARKETS FINANCING, INC., as co-documentation agent and as a Lender, ALLIED IRISH BANKS PLC, as co-documentation agent (together with BMO Capital Markets Financing, Inc. and ING Capital LLC, the “Co-Documentation Agents”) and as a Lender, and GMAC COMMERCIAL FINANCE LLC, as syndication agent (the “Syndication Agent”) and as a Lender.”
     (b) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:

“Closing Date Term Loan” has the meaning set forth in Section 2.1(a).
“Second Amendment” means that certain Consent, Waiver and Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date by and among the Borrowers and certain other Credit Parties, the Agent, the Documentation Agent, the Syndication Agent and the Lenders.
“Second Amendment Effective Date” means September 15, 2006.
“Second Amendment Term Loan” has the meaning set forth in Section 2.1(a).
“Second Lien Term Loan Prepayment” means the prepayment by the Borrowers of a portion of the outstanding principal amount of the Second Lien Term Loan in an amount equal to $70,000,000 plus all accrued and unpaid interest on such prepaid principal and any applicable prepayment premiums associated with such prepayment, which such prepayment shall be paid on the Second Amendment Effective Date solely with the proceeds of the Second Amendment Term Loan and Revolving Loans.
     (c) Section 1.1. Section 1.1 of the Credit Agreement is hereby further amended by substituting the definition of the term “Financing Documents” as set forth below in lieu of the current version of such definition contained in Section 1.1 of the Credit Agreement:
“Financing Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, the Security Documents, the Information Certificate, the Fee Letter, the Second Lien Intercreditor Agreement, any subordination agreement to be entered into among the Agent, the Borrowers and Holdings in connection with the Holdings Intercompany Loan, the Assignment of PS Purchase Agreement, any fee letter between Merrill Lynch and any Borrower relating to the transactions contemplated hereby, any Swap Contract entered into between any Credit Party and any Eligible Swap Counterparty, and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently by a Credit Party with or in favor of the Agent or the Lenders in connection herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     (d) Section 1.1. The definition of “Permitted Acquisition” contained in Section 1.1 of the Credit Agreement is hereby amended by substituting new clause (12) set forth below in lieu of the current version of clause (12) contained in the definition of Permitted Acquisition:
“the total consideration paid or payable (including all transaction costs, all Debt, liabilities and Contingent Obligations incurred or assumed and, with respect to any Earnout or comparable payment obligation in connection therewith, the aggregate amount reasonably expected to be paid by the Borrowers in connection with such Earnout, as determined by the Borrowers in their reasonable business judgment, whether or not reflected on a consolidated balance sheet of the Borrowers and Target) for all acquisitions consummated after the Second

Amendment Effective Date shall not exceed $10,000,000 in the aggregate for all such acquisitions.”
     (e) The parties hereto desire to increase the Revolving Loan Commitment from $120,000,000 to $145,000,000. Accordingly, in order to evidence such increased Revolving Loan Commitment, the Commitment Annex affixed to the Credit Agreement as Annex A is deleted in its entirety and a new Annex A in the form of Exhibit A attached to this Amendment is substituted therefor.
     (f) The parties hereto hereby agree that the outstanding principal balance of the Term Loan on the date hereof is $2,055,314.40 (the “Existing Term Loan”). Each Lender severally and not jointly agrees, on the terms and subject to the conditions set forth herein, to lend to the Borrowers on the Second Amendment Effective Date (as defined in the Credit Agreement after giving effect to this Amendment), the amount set forth opposite such Lender’s name in Exhibit B attached to this Amendment under the heading “Second Amendment Term Loan”. Such loans shall be deemed to be made in addition to the Existing Term Loan and not in repayment thereof and shall constitute a portion of the Term Loan for all purposes under the Credit Agreement and each Financing Document. Without limiting the generality of the foregoing, the loans made pursuant to this Section 2(e) shall (i) constitute Obligations under the Financing Documents and have all of the benefits thereof, (ii) have all of the rights, remedies, privileges and protections applicable to the Term Loan under the Credit Agreement and the other Financing Documents, (iii) be secured by the Liens granted to the Agent under any Security Document, (iv) be evidenced by substitute and amended Term Notes and (v) bear interest at rates applicable to the Term Loan under the Credit Agreement. After giving effect to the making of the term loans pursuant to this Section 2(e), Borrowers hereby acknowledge and agree that the principal amount of the Term Loan outstanding under the Credit Agreement on the Second Amendment Effective Date shall be $10,000,000.
     (g) Section 2.1(a). Section 2.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(a) Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to the Borrowers:
(i) on the Closing Date, a term loan in an original principal amount equal to $10,000,000 (the “Closing Date Term Loan”); and
(ii) on the Second Amendment Effective Date, an additional term loan in an original principal amount equal $7,944,685.60 (“Second Amendment Term Loan”; the Closing Date Term Loan and the Second Amendment Term Loan are referred to herein together as the “Term Loan”).
Each Lender’s obligation to fund the Term Loan shall be limited to such Lender’s Term Loan Commitment Percentage of the Term Loan, and no Lender shall have any obligation to fund any portion of the Term Loan required to be funded by any other Lender, but not so funded. The Term Loan Commitment of each Lender shall expire (x) with respect to the Closing Date Term Loan, concurrently with the making of the Closing Date Term Loan on the Closing Date and (y) with respect to the Second Amendment Term Loan, concurrently with the making of the Second Amendment Term Loan on the Second Amendment Effective Date. The Borrowers shall not have any right to reborrow any portion of the Term Loan which is repaid or prepaid from time to time.”
     (h) Section 2.1(b). Section 2.1(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(b) Scheduled Repayments. The Borrowers shall repay the Term Loan in equal installments of $1,250,000 due and payable on the last day of each March, June, September and December of each Fiscal Year, commencing on March 31, 2007, with the remaining principal balance thereof, if any, being immediately due and payable in full on December 31, 2008.”
     (i) Section 2.1(c)(i). Section 2.1(c)(i) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(i) for so long as any portion of the Term Loan remains outstanding, on the ninety-fifth (95th) day following the last day of each Fiscal Year, beginning with the Fiscal Year ending closest to December 31, 2007, an amount equal to (A) if the Total Debt to Adjusted EBITDA Ratio, determined as of the last day of such Fiscal Year is greater than 3.25 to 1.00, seventy five percent (75%) of Excess Cash Flow, or (B) if the Total Debt to Adjusted EBITDA Ratio, determined as of the last day of such Fiscal Year is less than or equal to 3.25 to 1.00, fifty percent (50%) of such Excess Cash Flow, provided, that if the Total Debt to Adjusted EBITDA Ratio calculated as of the last day of any Fiscal Year is less than 2.00 to 1.00 for such Fiscal Year, then no prepayment shall be required pursuant to this Section 2.1(c)(i) with respect to such Fiscal Year (in each such case, Total Debt to Adjusted EBITDA Ratio shall be determined by reference to the respective Compliance Certificate absent demonstrable error);”
     (j) Section 4.7. Section 4.7 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“The Borrowers will use the proceeds of the Closing Date Term Loan solely for (i) transaction fees incurred in connection with the Operative Documents entered into on the Closing Date, and (ii) the repayment on the Closing Date of Existing Debt of the Credit Parties. The Borrowers will use the proceeds of the Second Amendment Term Loan solely to consummate the Second Lien Term Loan Prepayment. The proceeds of Revolving Loans shall be used by the Borrowers solely for the purposes set forth in the preceding sentences and for working capital needs of the Borrowers including, without limitation, for making Permitted Acquisitions, for payment of fees and expenses in connection with amendments and waivers of the Operative Documents and for the making of Restricted Distributions to the extent permitted pursuant to Section 5.4.”
     (k) Compliance Certificate. Notwithstanding anything to the contrary contained in Schedule 2 to Exhibit B to the Compliance Certificate, solely for purposes of calculating

EBITDA, the calculation of EBITDA contained therein is hereby amended to include the following addback:
“Severance costs accrued during the period commencing on January 1, 2006 through and including March 31, 2006, solely to the extent (i) all add backs to EBITDA in respect of such costs do not exceed $1,900,000 in the aggregate during the term of the Credit Agreement and (ii) such costs are deducted in the determination of net income for the Defined Period”
     (l) Compliance Certificate. The calculation of EBITDA set forth on Schedule 2 to Exhibit B to the Compliance Certificate is hereby further amended by deleting the addback in respect of Sarbanes-Oxley compliance costs during the Fiscal Year ending closest to December 31, 2005 in its entirety and including the following addback in lieu thereof:
“Costs incurred during the Fiscal Year ending closest to December 31, 2005 and/or during the fiscal quarter ending closest to March 31, 2006 by Holdings and its Subsidiaries in connection with required Sarbanes-Oxley compliance, solely to the extent (i) such costs are in excess of $650,000, (ii) all add backs to EBITDA in respect of such costs do not exceed $1,350,000 in the aggregate during the term of the Credit Agreement and (iii) such costs are deducted in the determination of net income for the Defined Period”
     3. Consents and Waivers.
     (a) Consent to Second Lien Term Loan Prepayment on the Second Amendment Effective Date. Effective as of the date hereof, subject to the conditions set forth below in this clause (a) of Section 3, upon satisfaction of the conditions precedent set forth in Section 4 hereof, and in reliance upon the representations and warranties of the Credit Parties set forth in the Credit Agreement, the other Financing Documents and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Financing Document (including, without limitation, Section 2.1(c)(iii), Section 2.1(e), Section 2.2(c)(iv), Section 5.4 and Section 5.6 of the Credit Agreement), the Agent and the Lenders hereby consent to the Second Lien Term Loan Prepayment and the Corresponding Second Lien Amendment (as defined below), provided that the effectiveness of such consent is subject to the following conditions: (i) the Second Lien Term Loan Prepayment is made on the date hereof solely with proceeds of the Second Amendment Term Loan and Revolving Loans, (ii) all Second Lien Lenders shall have (A) consented to the Second Lien Term Loan Prepayment and (B) amended the Second Lien Intercreditor Agreement to (x) include the Revolving Loan Commitment, as increased pursuant to the terms of this Amendment, and the Second Amendment Term Loan as “First Lien Debt” under and as defined in the Second Lien Intercreditor Agreement and (y) agreed that such increases in First Lien Debt shall not apply against the basket of additional First Lien Debt permitted therein and (iii) the Borrowers shall have provided evidence to the Agent, reasonably satisfactory to the Agent, that the Second Lien Term Loan Prepayment has been applied as a prepayment of the Second Lien Term Loan.
     (b) Waiver of Mandatory Prepayments in Connection with the Contemplated Equity Issuance and Consent to Subsequent Second Lien Term Loan Prepayment. Effective as of the date hereof, subject to the conditions set forth below in this clause (b) of Section 3, upon satisfaction of the conditions precedent set forth in Section 4 hereof and upon the consummation of the Contemplated Equity Issuance, and in reliance upon the representations and warranties of the Credit Parties set forth in the Credit Agreement, the other Financing Documents and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Financing Document (including, without limitation, Section 2.1(c)(iii), Section 2.1(e), Section 2.2(c)(iv), Section 5.4 and Section 5.6 of the Credit Agreement), the Agent and the Lenders hereby agree to waive the applicability of Sections 2.1(c)(iii), 2.1(e) and 2.2(c)(iv) of the Credit Agreement solely with respect to the Net Cash Proceeds received in connection with the Contemplated Equity Issuance to the extent used to make the Subsequent Second Lien Term Loan Prepayment and consent to such Subsequent Second Lien Term Loan Prepayment, provided that the effectiveness of such waiver and consent is subject to the following conditions: (i) the Subsequent Second Lien Term Loan Prepayment is made solely with Net Cash Proceeds from the Contemplated Equity Issuance, (ii) all such Net Cash Proceeds shall be promptly loaned by Holdings to COMSYS IT in the form of a Holdings Intercompany Loan and such Net Cash Proceeds shall be promptly used by COMSYS IT to make the Subsequent Second Lien Term Loan Prepayment, (iii) in the event such Net Cash Proceeds are in excess of the amount necessary to prepay in full the Second Lien Term Loan plus all accrued and unpaid interest on such prepaid principal and any applicable prepayment premiums associated with such prepayment (such excess, the “Remaining Net Cash Proceeds”), Borrowers shall prepay the Loans in an amount equal to such Remaining Net Cash Proceeds as required by Section 2.1(c)(iii)(A) of the Credit Agreement, with such prepayment to be applied to the Loans in accordance with Section 2.1(e) and Section 2.2(c)(iv) of the Credit Agreement, (iv) the Holdings Intercompany Loan shall be evidenced by a promissory note, all payments under which are subordinated to the prior indefeasible payment in full in cash of the Obligations in manner reasonably acceptable to Agent and which otherwise contains terms reasonably satisfactory to Agent, the sole originally executed counterpart of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations, and, in connection therewith, Holdings and COMSYS IT shall have entered into a subordination agreement with the Agent, in form and substance reasonably satisfactory to the Agent, and shall have executed and delivered such other documents as the Agent may reasonably request to evidence the subordination of the Holdings Intercompany Loan, (v) the Borrowers shall have delivered to the Agent (A) a funds flow describing the sources and uses of the Net Cash Proceeds from the Contemplated Equity Issuance and (B) evidence reasonably satisfactory to the Agent that the prepayment required pursuant to the foregoing clause (ii) has been applied to the Second Lien Term Loan and, in the event such prepayment results in the payment in full of the Second Lien Term Loan, the Borrowers shall deliver a payoff letter evidencing the payment in full of the Second Lien Term Loan and the termination of all Second Lien Debt Documents in form and substance reasonable satisfactory to Agent, (vi) both before and after giving pro forma effect to the Subsequent Second Lien Term Loan Prepayment, the Borrowers shall have Net Borrowing Availability of not less than $25,000,000 (provided, that, for purposes of the foregoing clause (vi), in determining Net Borrowing Availability, the Permanent Reserve shall not be deducted in the calculation of the Borrowing Base) and (vii) the Contemplated Equity Issuance shall have occurred on or prior to December 31, 2007.
     4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)	delivery to the Agent of the following documents, each duly authorized and executed and in form and substance reasonably satisfactory to the Agent:
(i)	this Amendment executed by each Credit Party that is a party hereto, the Agent and the Lenders;

(ii)	original Amended and Substituted Revolving Loan Notes executed by the Borrowers in favor of each Lender whose Revolving Loan Commitment Amount shall be increased as a result of this Amendment;

(iii)	original Amended and Substituted Term Notes executed by the Borrowers in favor of each Lender whose Term Loan Commitment shall be increased as a result of this Amendment;

(iv)	all documents, agreements and instruments required to be delivered pursuant to Section 3 of the First Amendment;

(v)	a fee letter executed by the Borrowers in favor of the Agent; and

(vi)	such evidence of the authority of the Credit Parties to execute and deliver this Amendment and all other Financing Documents delivered in connection herewith as the Agent may require, including but not limited to a copy of resolutions duly adopted by the board of directors (or other governing authority) of each such Person, authorizing the execution by each such Person of this Amendment and the other agreements, documents and instruments to be executed by each such Person pursuant to this Amendment, certified as complete and correct by the corporate secretary or similar officer of each such Person; and
(b)	the delivery to Agent of a copy of the fully executed consent and amendment to the Second Lien Debt Documents regarding the substance of this Amendment (which shall include, without limitation, the Second Lien Lenders’ consent to the transactions contemplated by Section 3 of this Amendment) (the “Corresponding Second Lien Amendment”), in form and substance reasonably acceptable to the Agent, and evidence that all conditions contained in such consent and amendment (other than the effectiveness of this Amendment) have been satisfied;

(c)	the delivery to the Agent of a fully-executed original of the Consent, First Amendment to and Reaffirmation of Intercreditor and Lien Subordination Agreement executed by the Second Lien Agent, the Second Lien Collateral Agent, the Second Lien Lenders, the Agent, the Borrowers and certain other Credit Parties, in form and substance reasonably satisfactory to the Agent;

(d)	the delivery to the Agent of a legal opinion from counsel to the Credit Parties in form and substance reasonably acceptable to Agent;

(e)	the Borrowers shall have delivered (and the Borrowers hereby covenant and agree to pay) to the Agent for the ratable benefit of the Lenders, based on their respective commitments on the date hereof prior to giving effect to this Amendment and any Loans made on the date hereof, a non-refundable closing fee in the aggregate amount of $152,569.14, which fee shall be fully earned and payable as of the date hereof;

(f)	the Borrowers shall have delivered (and the Borrowers hereby covenant and agree to pay) to the Agent for the ratable benefit of the Lenders that are increasing their Revolving Loan Commitments and/or making the Second Amendment Term Loan, based on their respective commitments being issued on the Second Amendment Effective Date, a non-refundable closing fee in the aggregate amount of $82,361.71, which fee shall be fully earned and payable as of the date hereof;

(g)	the truth and accuracy of the representations and warranties contained in Section 5 hereof; and

(h)	no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.
     5. Representations and Warranties. Each Credit Party that is a party hereto hereby represents and warrants to the Agent and each Lender as follows:
(a)	the representations and warranties of the Borrowers and the other Credit Parties contained in the Financing Documents are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty (i) relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality or has Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects;

(b)	the execution, delivery and performance by such Credit Party of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official (other than (i) routine corporate, tax, ERISA, intellectual property, environmental filings and other filings from time to time necessary in connection with the conduct of such Credit Party’s business in the ordinary course, and (ii) recordings and filings in connection with the Liens granted to the Agent under the Financing Documents) and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such failures to file, violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect;

(c)	this Amendment constitutes the valid and binding obligation of the Credit Parties that are parties hereto, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

(d)	after giving effect to this Amendment, no Default or Event of Default exists.
     6. Addition of Lender. Upon the effectiveness of this Amendment, BMO and each other Person party hereto hereby agrees and acknowledges that BMO shall be a “Lender” under the Credit Agreement and each other Financing Document and shall have the rights and obligations of a Lender thereunder. BMO hereby agrees that BMO’s Revolving Loan Commitment Percentage and Term Loan Commitment Percentage, in each case, upon the effectiveness of the amendments set forth above, shall be as set forth on Exhibit A attached hereto and, upon the funding of such Loans, Agent shall register BMO as a Lender, pursuant to the terms of the Credit Agreement. BMO hereby (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Lender under the Credit Agreement; (ii) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents that on the date of this Amendment it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (vi) represents and warrants that BMO is not a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes); and (vii) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests. Any notice or other communication required or permitted to be given to BMO shall be given in the manner set forth in the Credit Agreement and addressed to BMO Capital Markets Financing, Inc., 111 West Monroe Street, Fifth Floor, Chicago, Illinois 606023; Attn: Kevin Delaplane; Facsimile No.: (312) 765-1641, Telephone No.: (312) 461-2116; E-Mail Address: kevin.delaplane@bmo.com. The Funds Administrator hereby consents to the addition of BMO as a “Lender” under the Credit Agreement.
     7. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the

Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Financing Documents. Except as amended or consented to hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.
     8. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     9. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
     10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED C/O THE FUNDS ADMINISTRATOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
     11. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     12. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
     13. Reaffirmation. Each of the Credit Parties that is a party hereto, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed, subject to the amendments, consents and waivers set forth herein. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders or constitute a waiver of any provision of any of the Financing Documents (except as expressly set forth herein) or serve to effect a novation of the Obligations.
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signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWERS:

COMSYS SERVICES LLC, a Delaware limited liability company, as the Funds Administrator and as a Borrower

By:	/s/ David L. Kerr

Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation, as a Borrower

By:	/s/ David L. Kerr

Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

PURE SOLUTIONS, INC., a Delaware corporation, as a Borrower

By:	/s/ David L. Kerr

Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

OTHER CREDIT PARTIES:

COMSYS IT PARTNERS, INC., a Delaware corporation

By:	/s/ David L. Kerr

Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

PFI LLC, a Delaware limited liability company

By:	/s/ David L. Kerr

Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

COMSYS IT CANADA, INC., a North Carolina corporation

By:	/s/ David L. Kerr

Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

AGENT AND LENDER:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Agent and a Lender

By:	/s/ Scott E. Gast

Name:	Scott E. Gast
Title:	Vice President

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LENDERS:

GMAC COMMERCIAL FINANCE LLC, as Syndication Agent and as a Lender

By:	/s/ Thomas Brent

Name:	Thomas Brent
Title:	Director

ING CAPITAL LLC, as Co-Documentation Agent and as a Lender

By:	/s/ Daryn K. Venéy

Name:	Daryn K. Venéy
Title:	Vice President

ALLIED IRISH BANKS PLC, as Co-Documentation Agent and as a Lender

By:	/s/ Martin Chin

Name:	Martin Chin
Title:	Senior Vice President

By:	/s/ Joanna McFadden

Name:	Joanna McFadden
Title:	Assistant Vice President

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender

By:	/s/ Ari Kaplan

Name:	Ari Kaplan
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as Co-Documentation Agent and as a Lender

By:	/s/ Kevin E. De Laplane

Name:	Kevin E. De Laplane
Title:	Manager/Director

EXHIBIT A
Annex A
Commitment Annex

Lender	Revolving Loan	Revolving Loan	Term Loan	Term Loan
	Commitment	Commitment	Commitment	Commitment
	Amount	Percentage	Amount	Percentage
Merrill Lynch Capital	$41,700,000	28.75862%	$4,400,000	44.00000%
GMAC Commercial Finance LLC	$26,200,000	18.06897%	$1,900,000	19.00000%
ING Capital LLC	$23,100,000	15.93103%	$1,800,000	18.00000%
North Fork Business Capital Corporation	$9,000,000	6.20690%	$700,000	7.00000%
Allied Irish Banks plc	$26,200,000	18.06897%	N/A	N/A
BMO Capital Markets Financing, Inc.	$18,800,000	12.96552%	$1,200,000	12.00000%

TOTALS	$145,000,000.00	100%	$10,000,000	100%

EXHIBIT B
Second Amendment Term Loan

Lender	Amount
Merrill Lynch Capital	$3,331,236.50
GMAC Commercial Finance LLC	$1,509,490.27
ING Capital LLC	$1,409,490.27
North Fork Business Capital Corporation	$494,468.56
BMO Capital Markets Financing, Inc.	$1,200,000.00